Exhibit 99.1

Lilly Ackley, ackleyl@magellanhealth.com, (860) 507-1923 Joe Bogdan, jbogdan@magellanhealth.com, (860) 507-1910
NEWS RELEASE Media Contact: Lilly Ackley, ackleyl@magellanhealth.com, (860) 507-1923 Investor Contact: Joe Bogdan, jbogdan@magellanhealth.com, (860) 507-1910

Magellan Health Reports First Quarter 2019 Financial Results

Scottsdale, Ariz. – May 2, 2019 – Magellan Health, Inc. (NASDAQ: MGLN) today announced financial results for the first quarter ended March 31, 2019, as summarized below:

	Three Months Ended
	March 31
(In millions, except per share amounts)	2019	2018	Chg
Net revenue	$1,739.5	$1,805.1	-3.6%
Net income	$0.4	$11.5	-96.2%
Segment profit [1]	$45.6	$55.6	-18.0%
Adjusted net income [1]	$9.6	$20.8	-54.0%
Earnings per share	$0.02	$0.45	-95.6%
Adjusted earnings per share [1]	$0.40	$0.81	-50.6%

[1] Refer to the Basis of Presentation for a discussion of non-GAAP financial measures.

For First Quarter:

•	Net revenue decreased 3.6 percent over the first quarter of 2018 to $1.7 billion.
•	Net income decreased 96.2 percent over the first quarter of 2018 to $0.4 million.
•	Segment profit decreased 18 percent over the first quarter of 2018 to $45.6 million.
•	Adjusted net income decreased 54 percent over the first quarter of 2018 to $9.6 million.
•

Unrestricted cash and investments were $194.9 million as of March 31, 2019. Approximately $88.4 million of the unrestricted cash and investments at March 31, 2019 is related to excess capital and undistributed earnings held at regulated entities.

•	The Company is affirming its full year 2019 earnings guidance, but modestly lowering revenue guidance to a range of $7.0 to $7.2 billion.

“Overall, our Healthcare results were solid, and our Pharmacy results for the quarter were impacted by some unfavorable out-of-period and timing items related to network costs,” said Barry M. Smith, chairman and chief executive officer of Magellan Health. “I’m pleased with the actions we completed during the first quarter in 2019 which represent significant progress towards achieving our margin improvement plan.  We’re seeing the benefits of the strong leadership we’ve put in place over the last six months, particularly in our MCC segment. We have a clear path to achieve our full year earnings guidance, and I’m  confident in the team and our ability to execute.”

Net Revenue

Net revenue for the first quarter ended March 31, 2019, was $1.7 billion,  a decrease of 3.6 percent over the same period in 2018. This decrease was mainly driven by our Magellan Complete Care (MCC) of Florida and Medicare Part D footprint reductions as well as the previously discussed PBM healthplan contract loss due to an acquisition, partially offset by growth in MCC of Virginia and new PBM employer business.

Segment Profit

Segment profit was $45.6 million for the first quarter, compared to $55.6 million in the prior year quarter.

•

Healthcare segment profit was $45.0 million, which represents a decrease of $0.9 million versus the first quarter of 2018. This decrease was mainly driven by the MCC of Florida footprint reduction and lower margins in New York, partially offset by margin improvements in Virginia.

•

Pharmacy Management segment profit was $8.3 million, which was a decrease of $7.2 million from the first quarter of 2018. This year-over-year decrease was primarily driven by specialty formulary management contract losses, non-recurring items, and lower PBM membership.

•

Corporate costs inclusive of eliminations, but excluding stock compensation expense, totaled $7.7 million,  compared to $5.8 million in the prior year’s quarter. This change was largely due to lower discretionary benefit expenses in the prior year quarter.

Cash Flow & Balance Sheet

Cash flow from operations for the quarter ended March 31, 2019, was $35.4 million, as compared to $81.0 million in the first quarter of 2018. The prior year’s quarterly cash flow was unusually high due to the favorable timing of working capital.

As of March 31, 2019, the Company’s unrestricted cash and investments totaled $194.9 million, which represents an increase of $64.5 million from the balance at December 31, 2018, primarily due to the collection of  certain outstanding receivables. Approximately $88.4 million of the unrestricted cash and investments at March 31, 2019 is related to excess capital and undistributed earnings held at regulated entities.

Restricted cash and investments at March 31, 2019, of $468.8 million reflect a decrease of $58.8 million from the balance at December 31, 2018 due to timing. During the quarter the Company repurchased approximately 61 thousand shares for $3.7 million.

“The fundamentals of our business remain strong, and we are focused on continuing to execute our margin improvement plan for the balance of the year,” said Jonathan N. Rubin, chief financial officer of Magellan Health. “I remain confident in our long-term growth strategy.”

Outlook

The Company is affirming its 2019 earnings guidance ranges, but modestly lowering the revenue guidance to a range of $7.0 to $7.2 billion.

2019 Guidance

(In millions, except per share amounts)

	Low	High
Net revenue	$7,000.0	$7,200.0
Income before income taxes	$75.0	$117.0
Net income	$52.0	$79.0
Segment Profit [1]	$270.0	$290.0
Adjusted net income [1]	$90.0	$114.0
Earnings per share [2]	$2.14	$3.25
Adjusted earnings per share [1][2]	$3.70	$4.69

[1] Refer to the Basis of Presentation for a discussion of non-GAAP financial measures.

[2] 2019 EPS and Adjusted EPS guidance includes share repurchases and option exercises through the close of business April 26, 2019,  but excludes the impact of any potential future activity.

Earnings Conference Call

Management will discuss the Company’s  first quarter results on a conference call scheduled for Thursday,  May 2, 2019 at 7:30 a.m. Eastern. To participate in the conference call, dial 1‑800‑857‑1812 and use passcode “1st Quarter 2019 Earnings Call” approximately 10 minutes before the start of the call. The conference call will also be available live via webcast at Magellan’s investor relations page at IR.MagellanHealth.com. A telephonic replay will be available shortly after the conclusion of the call through June 2, 2019. This replay may be accessed by dialing 1‑800‑324‑4693 (Domestic) or 1‑203‑369‑3245 (International). A replay of the webcast will also be available at the site listed above for 30 days, beginning approximately two hours after its conclusion.

Basis of Presentation

In addition to results determined under Generally Accepted Accounting Principles (GAAP), Magellan provides certain non-GAAP financial measures that management believes are useful in assessing the Company’s performance. Following is a description of these important non-GAAP measures.

Segment profit is equal to net revenue less the sum of cost of care, cost of goods sold, direct service costs and other operating expenses, and includes income from unconsolidated subsidiaries, but excludes segment profit or loss from non-controlling interests held by other parties, stock compensation expense, special charges or benefits, as well as changes in the fair value of contingent consideration recorded in relation to acquisitions.

Adjusted net income and adjusted earnings per share reflect certain adjustments made for acquisitions completed after January 1, 2013, to exclude non‑cash stock compensation expense resulting from restricted stock purchases by sellers, changes in the fair value of contingent consideration, amortization of identified acquisition intangibles, as well as impairment of identified acquisition intangibles.

Included in the tables issued with this press release are the reconciliations from GAAP measures to the corresponding non-GAAP measures.

About Magellan Health: Magellan Health, Inc., a Fortune 500 company, is a leader in managing the fastest growing, most complex areas of health, including special populations, complete pharmacy benefits and other specialty areas of healthcare. Magellan supports innovative ways of accessing better health through technology, while remaining focused on the critical personal relationships that are necessary to achieve a healthy, vibrant life. Magellan’s customers include health plans and other managed care organizations, employers, labor unions, various military and governmental agencies and third-party administrators. For more information, visit MagellanHealth.com.

Forward-Looking Statements

This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the Securities and Exchange Commission’s Fair Disclosure Regulation. This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties, many of which are out of our control. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding 2019 guidance for net revenue, income before income taxes, net income, earnings per share, segment profit, adjusted net income, adjusted earnings per share; and multi-year margin improvement plan, growth opportunities, business environment, long term opportunities and strategy. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the Company’s customers to manage the healthcare services of their members directly; changes in rates paid to and/or by the Company by customers and/or providers; higher utilization of healthcare services by the Company’s risk members; delays, higher costs or inability to implement new business or other Company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; healthcare reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s Annual Report on Form 10‑K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on February 28, 2019, and the Company’s subsequent Quarterly Reports on Form 10‑Q  filed during 2019. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit, adjusted net income, and adjusted EPS information referred to herein may be considered a non-GAAP financial measure. Further information regarding these measures, including the reasons management considers this information useful to investors, are included in the Company’s most recent Annual Report on Form 10‑K and on subsequent Form 10‑Qs.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2018	March 31, 2019
		(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$272,308	$233,401
Accounts receivable, net	756,059	779,863
Short-term investments	382,582	412,732
Pharmaceutical inventory	40,818	47,151
Other current assets	95,400	99,908
Total Current Assets	1,547,167	1,573,055
Property and equipment, net	150,748	149,520
Long-term investments	3,161	17,639
Deferred income taxes	3,411	3,581
Other long-term assets	24,530	90,997
Goodwill	1,018,156	1,018,156
Other intangible assets, net	231,883	218,209
Total Assets	$2,979,056	$3,071,157

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$72,077	$75,041
Accrued liabilities	231,356	260,954
Short-term contingent consideration	8,000	-
Medical claims payable	393,547	399,055
Other medical liabilities	169,639	183,802
Current debt, finance lease and deferred financing obligations	24,274	25,006
Total Current Liabilities	898,893	943,858
Long-term debt, finance lease and deferred financing obligations	728,608	722,925
Deferred income taxes	11,167	11,105
Tax contingencies	16,478	16,589
Long-term contingent consideration	2,124	2,268
Deferred credits and other long-term liabilities	36,483	81,022
Total Liabilities	1,693,753	1,777,767

Stockholders’ Equity:
Ordinary common stock	535	537
Additional paid-in capital	1,326,645	1,337,849
Retained earnings	1,419,449	1,419,735
Accumulated other comprehensive loss	(324)	(4)
Ordinary common stock in treasury, at cost	(1,461,002)	(1,464,727)
Total Stockholders’ Equity	1,285,303	1,293,390
Total Liabilities and Stockholders’ Equity	$2,979,056	$3,071,157

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2018	2019
Net revenue:
Managed care and other	$1,219,763	$1,223,979
PBM	585,314	515,510
Total net revenue	1,805,077	1,739,489

Costs and expenses:
Cost of care	928,661	941,961
Cost of goods sold	559,665	489,793
Direct service costs and other operating expenses (1)(2)	269,077	271,924
Depreciation and amortization	30,407	30,708
Interest expense	8,366	9,107
Interest and other income	(2,476)	(4,974)
Total costs and expenses	1,793,700	1,738,519
Income before income taxes	11,377	970
(Benefit) provision for income taxes	(75)	539
Net income	$11,452	$431

Weighted average number of common shares outstanding — basic	24,349	23,946
Weighted average number of common shares outstanding — diluted	25,612	24,213

Net income per common share — basic	$0.47	$0.02
Net income per common share — diluted	$0.45	$0.02

Net income	$11,452	$431
Other comprehensive income:
Unrealized (losses) gains on available-for-sale securities (3)	(319)	320
Comprehensive income	$11,133	$751

(1) Includes stock compensation expense of $7,646 and $9,607 for the three months ended March 31, 2018 and 2019, respectively.

(2) Includes changes in fair value of contingent consideration of $233 and $144 for the three months ended March 31, 2018 and 2019, respectively.

(3) Net of income tax (benefit) provision of ($101) and $100 for the three months ended March 31, 2018 and 2019, respectively.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2018	2019
Cash flows from operating activities:
Net income	$11,452	$431
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	30,407	30,708
Non-cash interest expense	307	326
Non-cash stock compensation expense	7,646	9,607
Non-cash income tax provision (benefit)	62	(250)
Non-cash amortization on investments	809	(192)
Changes in assets and liabilities, net of effects from acquisitions of businesses:
Accounts receivable, net	(87,178)	(23,804)
Pharmaceutical inventory	3,067	(6,333)
Other assets	(37,914)	(10,835)
Accounts payable and accrued liabilities	26,529	20,399
Medical claims payable and other medical liabilities	107,569	19,671
Contingent consideration	233	(1,609)
Tax contingencies	448	83
Deferred credits and other long-term liabilities	17,685	(2,889)
Other	(90)	111
Net cash provided by operating activities	81,032	35,424

Cash flows from investing activities:
Capital expenditures	(19,502)	(12,642)
Acquisitions and investments in businesses, net of cash acquired	-	(320)
Purchases of investments	(142,886)	(172,766)
Proceeds from maturities and sales of investments	118,999	128,748
Net cash used in investing activities	(43,389)	(56,980)

Cash flows from financing activities:
Payments to acquire treasury stock	-	(4,124)
Proceeds from exercise of stock options	16,897	2,045
Payments on debt, finance lease and deferred financing obligations	(55,895)	(7,323)
Payments on contingent consideration	-	(6,247)
Other	(3,051)	(1,702)
Net cash used in financing activities	(42,049)	(17,351)

Net decrease in cash and cash equivalents	(4,406)	(38,907)
Cash and cash equivalents at beginning of period	398,732	272,308
Cash and cash equivalents at end of period	$394,326	$233,401

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED OPERATING RESULTS BY BUSINESS SEGMENT

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2018	2019
Healthcare
Managed care and other revenue	$1,157,601	$1,164,253
Cost of care	(928,661)	(941,961)
Direct service costs and other	(186,246)	(179,190)
Stock compensation expense (1)	2,950	1,750
Changes in fair value of contingent consideration (1)	233	144
Healthcare segment profit	45,877	44,996

Pharmacy Management
Managed care and other revenue	62,307	59,895
PBM revenue	632,198	556,565
Cost of goods sold	(604,913)	(530,207)
Direct service costs and other	(75,586)	(79,635)
Stock compensation expense (1)	1,485	1,672
Pharmacy Management segment profit	15,491	8,290

Corporate and Elimination (2)
Managed care and other revenue	(145)	(169)
PBM revenue	(46,884)	(41,055)
Cost of goods sold	45,248	40,414
Direct service costs and other	(7,245)	(13,099)
Stock compensation expense (1)	3,211	6,185
Corporate and Elimination	(5,815)	(7,724)

Consolidated
Managed care and other revenue	1,219,763	1,223,979
PBM revenue	585,314	515,510
Cost of care	(928,661)	(941,961)
Cost of goods sold	(559,665)	(489,793)
Direct service costs and other	(269,077)	(271,924)
Stock compensation expense (1)	7,646	9,607
Changes in fair value of contingent consideration (1)	233	144
Consolidated segment profit	$55,553	$45,562

Reconciliation of income before income taxes to segment profit:
Income before income taxes	$11,377	$970
Stock compensation expense	7,646	9,607
Changes in fair value of contingent consideration	233	144
Depreciation and amortization	30,407	30,708
Interest expense	8,366	9,107
Interest and other income	(2,476)	(4,974)
Segment profit	$55,553	$45,562

(1) Stock compensation expense, changes in the fair value of contingent consideration recorded in relation to acquisitions and impairment of intangible assets are included in direct service costs and other operating expenses; however, these amounts are excluded from the computation of segment profit.

(2) Healthcare subcontracts with Pharmacy Management to provide pharmacy benefits management services for certain of Healthcare’s customers. In addition, Pharmacy Management provides pharmacy benefits management for the Company’s employees covered under its medical plan. As such, revenue, cost of goods sold and direct service costs and other related to these arrangements are eliminated.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

NON-GAAP MEASURES

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2018	2019

Net income	$11,452	$431
Adjusted for acquisitions starting in 2013
Stock compensation expense	262	-
Changes in fair value of contingent consideration	233	144
Amortization of acquired intangibles	11,871	12,272
Tax impact	(3,013)	(3,282)
Adjusted net income	$20,805	$9,565

Net income per common share — diluted	$0.45	$0.02
Adjusted for acquisitions starting in 2013
Stock compensation expense	0.01	-
Changes in fair value of contingent consideration	0.01	0.01
Amortization of acquired intangibles	0.46	0.50
Tax impact	(0.12)	(0.13)
Adjusted earnings per share	$0.81	$0.40

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

FISCAL 2019 GUIDANCE

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In millions, except per share amounts)

	Low	High

Net income attributable to Magellan	$52.0	$79.0
Adjusted for acquisitions starting in 2013
Stock compensation expense	-	-
Changes in fair value of contingent consideration	-	-
Amortization of acquired intangibles	52.0	47.0
Tax impact	(14.0)	(12.0)
Adjusted net income	$90.0	$114.0

Net income per common share attributable to Magellan —Diluted	$2.14	$3.25
Adjusted for acquisitions starting in 2013
Stock compensation expense	-	-
Changes in fair value of contingent consideration	-	-
Amortization of acquired intangibles	2.14	1.93
Tax impact	(0.58)	(0.49)
Adjusted earnings per share	$3.70	$4.69

Reconciliation of income before income taxes to segment profit:
Income before income taxes	$75.0	$117.0
Stock compensation expense	33.0	29.0
Changes in fair value of contingent consideration	-	-
Depreciation and amortization	136.0	126.0
Interest expense	38.0	34.0
Interest income	(12.0)	(16.0)
Segment profit	$270.0	$290.0

(MGLN-GEN)

###